[INNOVO LOGOI]

Innovo Amends Merger Agreement with JD Holdings to Better Align Seller’s Interest With Future
Profitability of the Company

LOS ANGELES, June 25, 2007 – Innovo Group Inc. (the “Company”) (NASDAQ: INNO) announced today that it has amended its previously announced Merger Agreement dated February 6, 2007 with JD Holdings, Inc. for the acquisition of the Joe’s Jeans brand from its namesake owner, Joe Dahan. In connection with the revised Merger Agreement, the Company and Mr. Dahan revised the Employment Agreement executed with Mr. Dahan to reduce the initial term of the Employment Agreement from ten years to five years and to reduce Mr. Dahan’s guaranteed base salary from $950,000 to $300,000 per year. Additionally, as part of this amendment the parties have provided for an earn-out payable to Mr. Dahan based on a percentage of the gross profit of sales of Joe’s products. This percentage will be dependent upon gross profit hurdles the Company has to achieve before Mr. Dahan receives earn-out payments. The term of the earn-out is for a period of ten years.

Marc Crossman, President and CEO of the Company, commented, “We believe the revisions to the Merger Agreement are in the bests interests of the Company. With the gross profit hurdles required for the earn-out to be paid, this revision not only better aligns the seller’s interest in the Company’s overall profitability but also provides the Company with downside protection over the course of the earn-out period. We anticipate filing our preliminary proxy statement for this Merger within the next several days.”

The proposed transaction is subject to customary conditions to closing, including Company stockholder approval. The Company plans to file a proxy statement and to hold its annual meeting for stockholders to vote on this transaction and other necessary matters. The revised amendment also extends the date by which the transaction must be closed from its original June 30, 2007 deadline to December 31, 2007. Additional details on these transactions are described in a related Form 8-K, to be filed with the SEC and available at www.sec.gov.

About Innovo Group Inc.

Innovo Group Inc., through its operating subsidiary Joe’s Jeans, Inc. is a sales and marketing organization designing and selling apparel products to the retail and premium markets. The Company’s apparel products consist of men’s and women’s denim and denim-related apparel products, including, women’s high-end denim jeans and knit shirts featuring the Joe’s Jeans® brand. More information is available at the company web site at www.innovogroup.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate, “project,” “expect” or similar expressions Forward looking statements in this press release include, without limitation, our ability to capture market share in the premium denim category, our ability to achieve long-term profitability and growth, our ability to strengthen our balance sheet, our expectations for our Joe’s® and Joe’s Jeans® brands in the marketplace and our belief in our business growth strategy. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: uncertainty regarding the effect or outcome of the Company’s decision to explore strategic alternatives, including the effect or outcome of equity financings; continued acceptance of the Company’s products in the marketplace, particularly acceptance and near-term sales of the Company’s Joe’s® and Joe’s Jeans® brands; successful implementation of its strategic plan and growth objectives; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Investor Relations Contact:
Integrated Corporate Relations
Brendon Frey
203-682-8200

Company Contact:
Innovo Group Inc.
Dustin Huffine
323-837-3727